Copia Certificada Beglaubigte Abschrift . Certified Copy
Copie Certifiée Copia Autenticata

Código de identificación • Identifizierungscode • Identification code • Code d'identification • Codice di identificazione: EU-GK83-XW HKMCC2OC5F5O954

Por el presente se certifica que el documento que se adjunta es una copia conforme del certificado de registro para la marca de la Unión Europea cuyo número y fecha de registro aparecen a continuación. El documento original puede ser consultado en el enlace de la EUIPO https://euipo.europa.eu introduciendo el código de identificación indicado más arriba.

Hiermit wird bestätigt, daß die Abschrift, die diesem Beleg beigefügt ist, eine genaue Abschrift der Eintragungsurkunde ist, die für die   mit der nachstehenden Eintragungsnummer und dem nachstehenden Eintragungstag ausgestellt wurde.
Das Originaldokument kann mittels Eingabe eines Identifizierungscodes im folgenden Webadresse: https://euipo.europa.eu eingesehen werden.

This is to certify that the attached document is an exact copy of the certificate of registration issued for the European Union trade mark bearing the registration number and date indicated below.
The original document can be consulted introducing the identification code indicated above at the following EUIPO web page link https://euipo.europa.eu

Par la présente, il est certifié que le document annexé est une copie conforme du certificat d'enregistrement délivré pour la marque   portant le numéro et la date d'enregistrement qui figurent ci-après.
Le document original peut être consulté sur le site web de l'EUIPO https://euipo.europa.eu en introduisant le code d'identification indiqué ci-dessus.

Con la presente si certifica che il documento allegato è una copia conforme del certificato di registrazione per il marchio dell'Unione Europea contrassegnato dal numero e dalla data di registrazione riportati sotto.
Il Documento originale può essere consultato introducendo il codice di identificazione sopra indicato, nell'indirizzo https://euipo.europa.eu della pagina Web della EUIPO.

Nº/Nr./No/nº/n.	Fecha/Datum/Date/Date/Data
006358741	21/07/2008

Alicante, 11/05/2016

Departamento de Servicios al Cliente
Kundenbetreuungsabteilung
Customer Services Department
Département des Services aux Clients
Dipartimento Servizi ai Clienti

OFFICE FOR HARMONIZATION IN THE INTERNAL MARKET
(TRADE MARKS AND DESIGNS)

Trade Marks and Register Department

Alicante, 28/07/2009

W.P. THOMPSON & CO
Coopers Building
Church Street
Liverpool L1 3AB
REINO UNIDO

Certificate of Registration

Registration No.:	006358741
Your reference:	JMM/WP/T417564EM
Trade Mark:	POCKET SHOT
Applicant	POCKET SHOT, LLC 32950 Inverness Drive Evergreen, Colorado 80439 ESTADOS UNIDOS (DE AMÉRICA)

Please find enclosed the certificate of registration for Community Trade Mark No. 006358741 which was published in the Community Trade Marks Bulletin no. 2009/034 on 28/07/2009 (see OHIM's website: http://oami.europa.eu).

This certificate contains information from the Community Trade Marks Register at the date of registration (see code 151 on the certificate). If you have filed a request for modification of data on or after that date, no new certificate will be issued. You will be notified separately of the change and an extract from our database may be requested to reflect the administrative status of the mark.

For an explanation of the codes on the certificate please consult the Vademecum on OHIM's website: http://oami.europa.eu/pdf/mark/vademecum.pdf.

If you do not agree with the content of this certificate please do not send back the original. You should instead send the Office a letter indicating your objections, which will be dealt with separately.

Catherine DOBSON

[illegible]

No 006356741

OHIM – OFFICE FOR HARMONIZATION IN THE INTERNAL MARKET
TRADE MARKS AND DESIGNS

CERTIFICATE OF REGISTRATION

This Certificate of Registration is hereby issued for the Community Trade Mark identified below. The corresponding entries have been recorded in the Register of Community Trade Marks.

POCKET SHOT

UAMI – UFFICIO PER L'ARMONIZZAZIONE NEL MERCATO INTERNO
MARCHI, DISEGNI E MODELLI

CERTIFICATO DI REGISTRAZIONE

Si rilascia il presente certificato di registrazione per il marchio comunitario identificato qui sopra. Le corrispondenti indicazioni sono state iscritte nel Registro dei Marchi Comunitari.

COPY

EUTM 006356741

Alicante, 17/07/2016

OHIM – OFFICE FOR HARMONIZATION IN THE INTERNAL MARKET

UAMI – UFFICIO PER L'ARMONIZZAZIONE NEL MERCATO INTERNO

[illegible]

OFFICE FOR HARMONIZATION IN THE INTERNAL MARKET

UFFICIO PER L'ARMONIZZAZIONE NEL MERCATO INTERNO

[illegible]

ROCKET SHOT

ROCKET SHOT LLC
[illegible]
Colorado
US

[illegible]

[illegible]

No 006356741